BWX Technologies Reports Record First Quarter 2020 Results

•	Generates record earnings with 1Q20 EPS of $0.79; up 55% vs. 1Q19

•	Reports 1Q20 consolidated revenue up 30% vs. 1Q19 to a record of $542 million

•	Maintains robust consolidated backlog of $5.1 billion

•	Reiterates 2020 non-GAAP EPS guidance of ~$2.80; updates underlying guidance to incorporate current impacts from COVID-19 through 2Q20
Lynchburg, VA - May 4, 2020 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported first quarter 2020 revenue of $542 million, a 30% increase compared with $416 million in the first quarter of 2019. GAAP net income for the first quarter 2020 was $75.5 million, or $0.79 per diluted share, compared with GAAP net income of $49.0 million, or $0.51 per diluted share, in the prior-year period. Non-GAAP net income for the first quarter 2020 was $75.6 million, or $0.79 per diluted share. A reconciliation of non-GAAP results is detailed in Exhibit 1.
“We had a remarkably strong first quarter 2020 with record revenues and earnings led by growth in our naval nuclear manufacturing business. Nuclear Operations Group results were driven by the Columbia-class product line ramp-up combined with contract improvements and accelerated long-lead material production,” said Rex D. Geveden, president and chief executive officer. “Although we are seeing some business impacts primarily from Nuclear Power Group customers related to COVID-19, first quarter performance combined with cost reduction initiatives lead us to reiterate our 2020 earnings guidance.”
“We are well pleased with the strong start in 2020, yet we remain acutely focused on protecting the health and safety of our employees as we navigate the unprecedented situation related to COVID-19,” said Geveden. “The fundamentals of our long-cycle, essential businesses are unchanged. All 12 of our major production facilities are currently operating, which speaks to the resiliency of our employees and business lines.”
Segment Results
Nuclear Operations Group (NOG) segment revenue was a record $424 million for the first quarter of 2020, a 39% increase from the prior-year period, driven by higher production volume including Columbia-Class components and the timing of procurement of long-lead material. NOG operating income was $90.4 million in the first quarter of 2020, a 57% increase compared with the prior-year period driven by higher production volume, favorable contract adjustments and the timing of procurement of long-lead material. First quarter 2020 segment operating margin was 21.3%.

Nuclear Power Group (NPG) segment revenue was $87.9 million for the first quarter of 2020, a 4.2% increase from the prior-year period primarily due to higher component manufacturing and the Laker Energy acquisition, partially offset by lower field service activity. NPG GAAP and non-GAAP operating income was $8.5 million and $8.6 million, respectively, in the first quarter of 2020, a 33% and 31% respective decrease from the prior-year period driven primarily from a shift in product mix including the absence of the China steam generator project. First quarter 2020 segment GAAP and non-GAAP operating margins were 9.6% and 9.8%, respectively.

Nuclear Services Group (NSG) segment operating income was $6.4 million for the first quarter of 2020, up significantly compared with $1.6 million for the first quarter of 2019 driven by increased volume in U.S. commercial nuclear service work.
Liquidity and Debt
The Company utilized $6.4 million of net cash in operating activities in the first quarter of 2020 compared with $17.7 million of net cash utilized in operating activities in the prior-year period. At the end of the first quarter 2020, the Company’s cash and short-term investments position, net of restricted cash, was $81.3 million.

On March 24, 2020, the Company entered into an amendment to its existing credit facility that, among other things, increased the revolving credit facility by $250 million to a total of $750 million, extended the maturity date of the revolving credit facility to March 24, 2025, and improved the pricing terms of the revolving credit facility when compared with the prior agreement.

As of March 31, 2020, the Company had gross debt of $934 million, which included $400 million in senior notes, $254 million in term loans and $280 million in borrowings under the Company’s revolving credit facility. The Company also had $65.7 million in letters of credit issued under its revolving credit facility, resulting in $404 million in remaining availability under its revolving credit facility.
Capital Deployment
The Company returned $38.6 million to shareholders during the first quarter 2020, including $20.0 million in share repurchases and $18.6 million in dividends. As of March 31, 2020, share repurchase authorization was $145.3 million.

On May 1, 2020, the BWXT Board of Directors declared a quarterly cash dividend of $0.19 per common share. The dividend will be payable on June 8, 2020, to shareholders of record on May 18, 2020.
2020 Guidance
BWXT 2020 guidance has been updated to reflect the current business conditions related to the COVID-19 pandemic and the expected impact on 2020 results. The Company assumes that current conditions will remain in effect through the second quarter 2020.

BWXT updated the following guidance for 2020:

•	Decreased NPG revenue growth from ~5% to down ~1%

•	Decreased NPG operating margin from ~13% to ~11%

•	Decreased unallocated corporate expenses from ~$20 million to ~$15 million

•	Decreased interest expense as a result of amended credit facility and lower borrowing

BWXT reiterated the following guidance for 2020:

•	Non-GAAP EPS (excludes pension and post-retirement benefits mark-to-market) of ~$2.80

•	Consolidated revenue growth of ~8%

•	NOG revenue growth of ~9%

•	Operating income and margin

•	NOG operating margin in the “high teens” with upside potential from CAS pension reimbursement

•	NSG operating income of ~$25 million

•	Other segment operating expense primarily R&D of ~1% of revenue

•	Other income primarily related to pension and other post-employment benefits of ~$37 million

•	Capital expenditures of ~$270 million

•	Non-GAAP effective tax rate of ~23%
Long-term Guidance
BWXT long-term guidance has been updated to reflect the current business conditions related to the COVID-19 pandemic. The Company assumes that current conditions will remain in effect through the second quarter 2020.

BWXT reiterated long-term guidance with COVID-19 assumptions that, excluding the benefit of tax reform, the Company anticipates a non-GAAP EPS compound annual growth rate (CAGR) in the low-double digits over a three-to-five year period from 2017 based on a robust organic growth strategy and balance sheet capacity.
The Company does not provide GAAP guidance because it is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results. See reconciliation of non-GAAP results in Exhibit 1 for additional information.
Conference Call to Discuss First Quarter 2020 Results
Date:            Tuesday, May 5, 2020, at 8:30 a.m. EST
Live Webcast:    Investor Relations section of website at www.bwxt.com
Full Earnings Release Available on BWXT Website
A full version of this earnings release is available on our Investor Relations website at http://www.investors.bwxt.com/q12020-release

BWXT may use its website (www.bwxt.com) as a channel of distribution of material Company information. Financial and other important information regarding BWXT is routinely accessible through and posted on our website. In addition, you may elect to automatically receive e-mail alerts and other information about BWXT by enrolling through the “Email Alerts” section of our website at http://investors.bwxt.com.
Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; our plans and expectations for the NOG, NPG and NSG segments including the expectations, timing and revenue of our strategic initiatives, such as medical radioisotopes; changes in general economic conditions, reduced demand for our products and services, disruptions to our supply chain and/or production, changes in government regulations and other factors, including any such impacts of, or actions in response to the COVID-19 health crisis; and our 2020 guidance and long-term guidance. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear products and services; capital priorities of power generating utilities; the extent to which the COVID-19 health crisis impacts our business; the extent to which the length and severity of the COVID-19 health crisis exceeds our current expectations; the potential recurrence or subsequent waves of COVID-19 or similar diseases; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports on Form 10-Q. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
About BWXT
At BWX Technologies, Inc. (NYSE: BWXT), we are People Strong, Innovation Driven. Headquartered in Lynchburg, Va., BWXT provides safe and effective nuclear solutions for national security, clean energy, environmental remediation, nuclear medicine and space exploration. With approximately 6,600 employees, BWXT has 12 major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and NASA facilities. Follow us on Twitter at @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Mark Kratz		Jud Simmons
Director, Investor Relations		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)

Three Months Ended March 31, 2020
	GAAP	Restructuring Costs	Non-GAAP

Operating Income	$98.3	$0.2	$98.4
Other Income (Expense)	0.2	—	0.2
Provision for Income Taxes	(22.8)	(0.0)	(22.9)
Net Income	75.6	0.1	75.7
Net Income Attributable to Noncontrolling Interest	(0.1)	—	(0.1)
Net Income Attributable to BWXT	$75.5	$0.1	$75.6

Diluted Shares Outstanding	95.8		95.8
Diluted Earnings per Common Share	$0.79	$0.00	$0.79

Effective Tax Rate	23.2%		23.2%

NPG Operating Income	$8.5	$0.2	$8.6

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31, 2020	December 31, 2019
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$77,627	$86,540
Restricted cash and cash equivalents	3,066	3,056
Investments	3,694	5,843
Accounts receivable – trade, net	63,051	56,721
Accounts receivable – other	11,292	13,426
Retainages	62,385	46,670
Contracts in progress	407,854	376,037
Other current assets	37,226	41,462
Assets held for sale	20,845	—
Total Current Assets	687,040	629,755
Property, Plant and Equipment, Net	594,157	580,241
Investments	6,291	7,620
Goodwill	271,593	275,502
Deferred Income Taxes	55,129	58,689
Investments in Unconsolidated Affiliates	71,754	70,116
Intangible Assets	185,678	191,392
Other Assets	94,961	95,598
TOTAL	$1,966,603	$1,908,913

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31, 2020	December 31, 2019
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$13,924	$14,711
Accounts payable	123,975	170,678
Accrued employee benefits	54,190	82,640
Accrued liabilities – other	44,825	52,213
Advance billings on contracts	80,065	75,425
Accrued warranty expense	4,873	9,042
Income taxes payable	18,721	—
Liabilities associated with assets held for sale	2,585	—
Total Current Liabilities	343,158	404,709
Long-Term Debt	911,312	809,442
Accumulated Postretirement Benefit Obligation	22,066	23,259
Environmental Liabilities	80,634	80,368
Pension Liability	164,031	172,508
Other Liabilities	15,890	14,515
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 126,888,659 and 126,579,285 shares at March 31, 2020 and December 31, 2019, respectively	1,269	1,266
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	138,500	134,069
Retained earnings	1,401,628	1,344,383
Treasury stock at cost, 31,660,046 and 31,266,670 shares at March 31, 2020 and December 31, 2019, respectively	(1,093,240)	(1,068,164)
Accumulated other comprehensive income (loss)	(18,645)	(7,448)
Stockholders' Equity – BWX Technologies, Inc.	429,512	404,106
Noncontrolling interest	—	6
Total Stockholders' Equity	429,512	404,112
TOTAL	$1,966,603	$1,908,913

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2020	2019
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$542,208	$416,454
Costs and Expenses:
Cost of operations	392,443	303,635
Research and development costs	4,603	5,174
Selling, general and administrative expenses	52,958	51,683
Total Costs and Expenses	450,004	360,492
Equity in Income of Investees	6,063	7,682
Operating Income	98,267	63,644
Other Income (Expense):
Interest income	231	415
Interest expense	(7,967)	(8,703)
Other – net	7,917	7,521
Total Other Income (Expense)	181	(767)
Income before Provision for Income Taxes	98,448	62,877
Provision for Income Taxes	22,828	13,767
Net Income	$75,620	$49,110
Net Income Attributable to Noncontrolling Interest	(121)	(132)
Net Income Attributable to BWX Technologies, Inc.	$75,499	$48,978
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.79	$0.51
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.79	$0.51
Shares used in the computation of earnings per share:
Basic	95,412,351	95,255,109
Diluted	95,756,372	95,821,354

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2020	2019
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$75,620	$49,110
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,614	15,122
Income of investees, net of dividends	(1,929)	(2,960)
Recognition of losses for pension and postretirement plans	777	647
Stock-based compensation expense	3,102	2,529
Other, net	283	(1,663)
Changes in assets and liabilities:
Accounts receivable	(2,092)	5,812
Accounts payable	(21,158)	1,612
Retainages	(15,760)	(13,949)
Contracts in progress and advance billings on contracts	(35,941)	(43,735)
Income taxes	20,332	7,559
Accrued and other current liabilities	(8,073)	(10,748)
Pension liabilities, accrued postretirement benefit obligations and employee benefits	(36,761)	(25,876)
Other, net	(461)	(1,183)
NET CASH USED IN OPERATING ACTIVITIES	(6,447)	(17,723)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(64,768)	(44,519)
Acquisition of business	(16,174)	—
Purchases of securities	(1,511)	(1,786)
Sales and maturities of securities	3,680	1,800
NET CASH USED IN INVESTING ACTIVITIES	(78,773)	(44,505)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	214,000	212,500
Repayments of long-term debt	(97,607)	(113,457)
Payment of debt issuance costs	(1,340)	—
Repurchases of common shares	(20,000)	(20,000)
Dividends paid to common shareholders	(18,596)	(16,797)
Exercises of stock options	1,254	823
Cash paid for shares withheld to satisfy employee taxes	(4,998)	(8,574)
Other, net	5,068	943
NET CASH PROVIDED BY FINANCING ACTIVITIES	77,781	55,438
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(1,419)	104
TOTAL DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(8,858)	(6,686)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	92,400	36,408
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$83,542	$29,722
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$14,668	$14,767
Income taxes (net of refunds)	$1,327	$6,191
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$15,433	$11,249

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended March 31,
	2020	2019
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$423,775	$304,801
Nuclear Power Group	87,917	84,399
Nuclear Services Group	36,765	29,094
Adjustments and Eliminations	(6,249)	(1,840)
TOTAL	$542,208	$416,454

SEGMENT INCOME:
Nuclear Operations Group	$90,359	$57,625
Nuclear Power Group	8,470	12,583
Nuclear Services Group	6,400	1,571
Other	(5,359)	(6,096)
SUBTOTAL	99,870	65,683
Unallocated Corporate	(1,603)	(2,039)
TOTAL	$98,267	$63,644

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$8,409	$8,009
Nuclear Power Group	4,470	4,516
Nuclear Services Group	957	761
Other	27	63
Corporate	1,751	1,773
TOTAL	$15,614	$15,122

CAPITAL EXPENDITURES:
Nuclear Operations Group	$41,882	$35,360
Nuclear Power Group	20,195	5,422
Nuclear Services Group	664	247
Other	—	1,921
Corporate	2,027	1,569
TOTAL	$64,768	$44,519

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended March 31,
	2020	2019
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$4,282,440	$4,009,617
Nuclear Power Group	778,394	769,351
Nuclear Services Group	50,108	44,997
TOTAL	$5,110,942	$4,823,965

BOOKINGS:
Nuclear Operations Group	$190,772	$1,676,737
Nuclear Power Group	8,868	50,076
Nuclear Services Group	37,477	35,006
TOTAL	$237,117	$1,761,819